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                                                                    Exhibit 23.4

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 21, 2005, with respect to the combined financial statements of Tyler Refinery and McMurrey Pipeline (A Business Component of Crown Central Petroleum Corporation) included in the Registration
Statement (Form S-1 No. 333-      ) and related Prospectus of Delek US Holdings,
Inc. for the registration of       shares of its common stock.

                                                /s/ Ernst & Young LLP

Baltimore, Maryland
February 6, 2006